Exhibit 31.1

CERTIFICATION

I, Robert F. Doman, certify that:

    1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Echo Therapeutics, Inc.; and

    2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert F. Doman
Robert F. Doman
Interim Chief Executive Officer
(Principal Executive Officer)

May 1, 2014